EXHIBIT 10.14

                             SECOND AMENDMENT TO THE
                       SEPARATION AGREEMENT AND AGREEMENT
                               TO TRANSFER SHARES

     This SECOND AMENDMENT TO THE SEPARATION AGREEMENT AND AGREEMENT TO TRANSFER SHARES (the "Agreement"), is entered into this ___ day of October, 2004, by and between Steven Jacobson, an individual residing in Denver, Colorado ("Jacobson") and Nighthawk Systems, Inc., a Nevada corporation ("Nighthawk" or the "Company").

WHEREAS, Nighthawk and Jacobson entered into a Separation Agreement on September 8, 2003 and on December 19, 2003, Jacobson and Nighthawk amended the Separation Agreement (the amended Seperation Agreement is referred to herein as the "Separation Agreement") so as to, among other things, prohibit Jacobson from selling, transferring, conveying or otherwise disposing of any Nighthawk shares he and certain of his affiliates own for a period of eighteen (18) months from December 19, 2003 (which would expire on June 19, 2005) (the "Lock Up Period") and;

WHEREAS, Jacobson has agreed to transfer 600,000 shares of his Nighthawk common stock to third parties for the purposes of providing financial public relations for the Company, and;

WHEREAS, in exchange for agreeing to transfer up to 600,000 shares of his Nighthawk common stock to the third parties, the Company has agreed to issue 730,000 newly issued common shares of the Company to Jacobson, and;

WHEREAS, Nighthawk desires that Jacobson not be able to sell, transfer or convey the 730,000 newly issued shares of restricted common stock to be provided to him for a period of eighteen months from the date of the execution of this Agreement, and;

WHEREAS, Jacobson agrees to refrain from selling, transferring or otherwise conveying the 730,000 newly issued shares to be provided to him for a period of eighteen (18) months from the date of this agreement, and;

WHEREAS, the Company is further willing to release from the Lock-Up Period fifty thousand (50,000) shares of Jacobson's Nighthawk common stock on each of March 1, 2005, April 1, 2005, May 1, 2005 and June 1, 2005.


     NOW THEREFORE, in consideration for the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Jacobson and Nighthawk each agree as follows:

1. Amendment to Separation Agreement. Paragraph 3.D.1.of the Amended Separation Agreement shall be amended to read in its entirety as follows:

     1. Agree not to sell, transfer, convey or otherwise dispose of any shares owned or held in trust by Jacobson, including the shares held for Adam and Aaron Guth, until June 19, 2005, other than (i) 600,000 shares that the Company agrees to release pursuant to a Rule 144(k) opinion letter from Company's counsel no later than November 1, 2005, and (ii) 50,000 shares per month that the Company agrees to authorize Jacobson to sell, transfer or convey commencing on April 1, 2005 and continuing until June 1, 2005, after which time the remainder of Jacobson's shares of Nighthhawk common stock shall be eligible to have the restriction lifted pursuant to Rule 144(k) and further provided that in the event the Company agrees to sell a controlling interest of its shares in a transaction or series of transactions prior to June 19, 2005, the lock-up of Jacobson's shares and the shares in trust by Jacobson shall not apply."

     2. Transfer of Stock. On the date hereof Jacobson shall transfer 600,000 shares of Nighthawk common stock as directed by the Company.

     3. Issuance of Stock. On the date hereof Nighthawk shall issue 730,000 shares of Nighthawk common stock to Jacobson.

     4. Facsimile Signature and Counterparts. This Agreement may be executed by facsimile signature in counterparts, each of which together shall constitute a single document.

     5. Governing Law; Attorney's Fees. The laws of the State of Colorado shall apply to and control any interpretation, construction, performance or enforcement of this Agreement. In the event of any dispute between Nighthawk and Jacobson arising under this Agreement, the prevailing in such dispute shall recover its costs and expenses associated with such dispute including its reasonable attorneys fees.

2. Binding Effect. Each Party understands and agrees that this Separation Agreement shall bind and inure to the benefit of itself, its officers, directors, employees, agents, servants, subsidiaries, and parent companies, insurers, sureties, successors and assigns.

3. On the date hereof Nighthawk shall deliver to Jacobson a copy of the Board of Director resolution authorizing the issuance of the 730,000 shares to Jacobson.

4. Nighthawk shall report this transaction as required by the applicable rules and regulations of the Securities and Exchange Act of 1934, as amended.



                                           Nighthawk  Systems,  Inc.


________________________                    _____________________________
Steven  Jacobson                            H.  Douglas  Saathoff
                                            Chief  Executive  Officer